  As filed with the Securities and Exchange Commission on September 18, 2001

                                                      Registration No. 333-47682

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ________________

                                  iPCS, Inc.
            (Exact name of registrant as specified in its charter)


         Delaware                        4812                   36-4350876
 (State of Incorporation)         (Primary Standard          (I.R.S. Employer
                              Industrial Classification     Identification No.)
                                     Code Number)

                        1900 East Golf Road, Suite 900
                          Schaumburg, Illinois 60173
                                (847) 944-2900
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)

                               Timothy M. Yager
                                  iPCS, Inc.
                        1900 East Golf Road, Suite 900
                          Schaumburg, Illinois 60173
                                (847) 944-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                                Paul W. Theiss
                                Robert J. Wild
                             Mayer, Brown & Platt
                           190 South LaSalle Street
                         Chicago, Illinois 60603-3441
                           Telephone (312) 782-0600
                           Facsimile (312) 701-7711

                               ________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-47682

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

       The following table sets forth the various expenses and costs expected to be incurred in connection with the issuance and distribution of the securities to be registered:

      Securities and Exchange Commission registration fee............ $  4,331
      Legal fees and expenses........................................   50,000*
      Accounting fees and expenses...................................   25,000*
      Printing and engraving expenses................................   25,000*
      Transfer agent and registrar fees..............................    5,000*
      Miscellaneous expenses.........................................   10,669*
                                                                      --------
        Total........................................................ $120,000*
                                                                      ========

____________________________
     *Estimated expenses

Item 14. Indemnification of Directors and Officers

       The Amended and Restated Certificate of Incorporation of iPCS, Inc. ("iPCS") provides that the liability of the directors of iPCS to iPCS or any of its stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under
Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

  .  breached his or her duty of loyalty to iPCS or its stockholders;

  . did not act in good faith or, in failing to act, did not act in good faith;

  . acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

  .  derived an improper personal benefit.

       iPCS's Amended and Restated Certificate of Incorporation provides that iPCS shall indemnify its directors, officers and employees and former directors, officers and employees to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, iPCS has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of iPCS) by reason of the fact that he or she is or was a director, officer, employee or agent of iPCS, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of iPCS and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of iPCS as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         iPCS has directors' and officers' liability insurance covering its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling iPCS pursuant to the foregoing provisions, iPCS has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

         Set forth below is a description of the registrant's sales of unregistered securities during the past three years.

         1. iPCS, Inc., a Delaware corporation ("iPCS") was formed on March 7, 2000. On July 12, 2000 Illinois PCS, LLC merged with and into iPCS Wireless, Inc., a wholly owned subsidiary of iPCS, Inc. as described in the prospectus. In connection with this reorganization into a holding company structure, iPCS issued unregistered shares of common stock to the owners of Illinois PCS, LLC in exchange for their limited liability company membership interests of Illinois PCS, LLC.

         The persons who received iPCS common stock in connection with the reorganization, the consideration received by iPCS for such common stock and the number of shares of common stock issued are set forth in the table below.

                              The Reorganization


                                                                      Percentage of
                                                        Number of    Membership Interest
                                                        Shares of        Received in
                                    Nature of              our         Exchange for our
Party Receiving Securities        Consideration       Common Stock     Common Stock (1)
Geneseo Communications,
 Inc......................     Membership Interest     15,468,809            34.5%

Cambridge Telcom, Inc.....     Membership Interest     13,258,979            29.6%

Cass Communications
 Management, Inc..........     Membership Interest      4,419,660             9.9%

Technology Group, LLC.....     Membership Interest      4,419,660             9.9%

Montrose Mutual PCS, Inc..     Membership Interest      4,419,660             9.9%

Gridley Enterprises, Inc..     Membership Interest      2,209,830             4.9%

Timothy M. Yager..........     Membership Interest        673,045             1.5%

_________________________

(1)  Exceeds 100% because of rounding.

         2. On July 12, 2000, the registrant issued 9,090,909 shares of its Series A- 1 Convertible Participating Preferred Stock (the "Series A-1 Preferred Stock") at a purchase price of $5.50 per share. The purchasers of the Series A-1 Preferred Stock and the amount purchased are listed in the table below.


      Name of Purchaser                                         Number of Shares

      Blackstone/iPCS L.L.C....................................    1,015,809
      Blackstone iPCS Capital Partners L.P.....................    2,893,282
      Blackstone Communications Partners I L.P.................    3,363,636
      TCW/Crescent Mezzanine Partners II, L.P..................      731,722
      TCW/Crescent Mezzanine Trust II..........................      177,370
      TCW Leveraged Income Trust, L.P..........................       90,909
      TCW Leveraged Income Trust II, L.P.......................       90,909
      TCW Leveraged Income Trust IV, L.P.......................       90,909
      TCW Shared Opportunity Fund II, L.P......................      181,818
      Shared Opportunity Fund IIB, L.L.C.......................       90,909
      TCW Shared Opportunity Fund III, L.P.....................      363,636


         3. On July 12, 2000, the registrant issued 300,000 units ("Units") consisting of $300,000,000 principal amount of 14% Senior Discount Notes due 2010 and warrants to purchase 2,982,699 shares of common stock at an exercise price of $5.50 per share. The issuance of the Units yielded gross proceeds to us of $152.3 million and net proceeds of $146.3 million. The warrants became exercisable on July 15, 2001. The initial purchasers of the Units and the amount purchased are listed in the table below.


      Name of Purchaser                                          Number of Units

      Donaldson, Lufkin & Jenrette Securities Corporation.......     255,000
      TD Securities (USA) Inc...................................      45,000


         4. On July 12, 2000, the registrant issued to Sprint Spectrum L.P. (or any of its designees controlled by, or under common control with, Sprint Spectrum L.P.) warrants to purchase 1,151,938 shares of common stock at an exercise price of $4.95 in exchange for its agreement to expand our territory by an additional 20 markets. The warrants will be exercisable beginning on or after July 15, 2001 and expire on July 15, 2007.

         5. On July 12, 2000, the registrant granted employee stock options to purchase, in the aggregate, 1,558,750 shares of common stock at an exercise price of $5.50. The vesting period for employee stock options begins on the employee's date of hire and extends for four years. For directors, the vesting period begins on the date of grant and extends for four years.

         6. During the three months ended December 31, 2000, the registrant granted options to employees to purchase, in the aggregate, 34,000 shares of common stock at an exercise price of $6.25. The grant date of these options was the employee's hire date. The vesting period for stock options begins on the grant date and extends for four years.

         7. On December 28, 2000, the registrant issued 14,000,000 shares of its Series A-2 Convertible Participating Preferred Stock (the "Series A-2 Preferred Stock") at a purchase price of $5.00 per share. The purchasers of the Series A-2 Preferred Stock and the amount purchased are listed in the table below.

      Name of Purchaser                                         Number of Shares

      Blackstone/iPCS L.L.C....................................    1,564,346
      Blackstone iPCS Capital Partners L.P.....................    4,455,654
      Blackstone Communications Partners I L.P.................    5,180,000
      TCW/Crescent Mezzanine Partners II, L.P..................    1,126,851
      TCW/Crescent Mezzanine Trust II..........................      273,149
      TCW Leveraged Income Trust, L.P..........................      186,660
      TCW Leveraged Income Trust II, L.P.......................      186,660
      TCW Leveraged Income Trust IV, L.P.......................      186,680

      TCW Shared Opportunity Fund II, L.P......................      140,000
      Shared Opportunity Fund IIB, L.L.C.......................      140,000
      TCW Shared Opportunity Fund III, L.P.....................      560,000


         8. On February 28, 2001, the registrant granted options to members of management, employees and directors to purchase, in the aggregate, 1,414,750 shares of common stock at an exercise price of $4.65. The grant date for these options was the later of January 1, 2001 or the employee's hire date. The vesting period for stock options begins on the grant date and extends for four years.

         9. During the three months ended June 30, 2001, the registrant granted options to employees to purchase, in the aggregate, 2,000 shares of common stock at an exercise price of $4.65. The grant date for these options was the employee's hire date. The vesting period for stock options begins on the grant date and extends for four years.

         10. Subsequent to June 30, 2001, the registrant granted options to employees to purchase, in the aggregate, 6,000 shares of common stock at an exercise price of $4.65. The grant date for these options was the employee's hire date. The vesting period for stock options begins on the grant date and extends for four years.

         None of the foregoing transactions involved any public offering, and issuances of securities in connection with such transactions were made in reliance on Section 4(2) under the Securities Act of 1933 (the "Act") and/or Regulation D promulgated under the Act and as to transactions described in paragraph 3, Rule 144A promulgated under the Act. These sales were made without general solicitation or advertising. The acquirors in each such transaction represented their intention to acquire the securities for investment only and not with a view to sell or for sale in connection with any distribution thereof. All acquirors had adequate access, through their relationship with us, to information about us. In addition, exemption from the registration provisions of the Securities Act for the transactions described in paragraphs 5, 6, 8, 9 and 10 was claimed under Section 3(b) of the Securities Act on the basis that such securities were sold pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation and not for capital raising purposes under Rule 701 of the Securities Act.


Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits:

                               INDEX TO EXHIBITS

  Exhibit
  Number                            Exhibit Title

  2.1 Contribution Agreement dated as of July 12, 2000 by and among iPCS, Inc. and members of Illinois PCS, LLC. (ii)

  2.2 Asset Purchase Agreement, dated as of January 10, 2001, by and among Sprint Spectrum L.P. and its subsidiaries Sprint Spectrum Equipment Company, L.P. and Sprint Spectrum Realty Company, L.P., and iPCS Wireless, Inc. (iv)

  2.3 Agreement and Plan of Merger, dated as of August 28, 2001, by and between AirGate PCS, Inc. and iPCS, Inc. (viii)

  3.1 Amended and Restated Certificate of Incorporation of iPCS, Inc. as amended. (ii)

  3.2      Amended and Restated Bylaws of iPCS, Inc.  (ii)

  3.3 Certificate of Designations of the Series A-1 Convertible Participating Preferred Stock. (ii)

  3.4      Certificate of Incorporation of iPCS Wireless, Inc.  (ii)

  3.5      Bylaws of iPCS Wireless, Inc.  (ii)

  3.6      Certificate of Incorporation of iPCS Equipment, Inc.  (ii)

  3.7      Bylaws of iPCS Equipment, Inc.  (ii)

  3.8 Certificate of Designations of the Series A-2 Convertible Participating Preferred Stock. (v)

  4.1      Specimen Common Stock Certificate.  (ii)

  4.2      14% Senior Discount Notes due 2010 Indenture dated as of
           July 14, 2000 by and among, iPCS, Inc., as issuer iPCS
           Equipment, Inc. and iPCS Wireless, Inc. as guarantors and CTC Illinois Trust Company, as trustee. (ii)

  5.1      Opinion of Mayer, Brown & Platt.  (iii)

 10.1 Sprint PCS Management Agreement, as amended, dated as of January 1999 by and between Sprint Spectrum, LP, SprintCom, Inc., WirelessCo, LP and Illinois PCS, LLC, as amended by Addendum I, Addendum II, Amended and Restated Addendum III and Addendum IV and Addendum V thereto. (ii+)

 10.2 Sprint PCS Services Agreement dated as of January 22, 1999 by and between Sprint Spectrum, LP and Illinois PCS, LLC. (ii+)

 10.3 Sprint Trademark and Service Mark License Agreement dated as of January 22, 1999 by and between Sprint Communications Company, LP and Illinois PCS, LLP. (ii+)

 10.4 Sprint Spectrum Trademark and Service Mark License Agreement dated as of January 22, 1999 by and between Sprint Spectrum LP and Illinois PCS, LLC. (ii)

 10.5      Amended and Restated Consent and Agreement dated as of July
           12, 2000 by and between Sprint Spectrum, LP, SprintCom, Inc., Sprint Communications Company, LP, WirelessCo, LP, and
           Toronto Dominion (Texas), Inc. and the lenders party thereto.  (ii)

 10.6      Amended and Restated Credit Agreement dated as of July 12,
           2000 by and among iPCS Wireless, Inc., as borrower, iPCS, Inc. and iPCS Equipment, Inc. as guarantors, the lenders named therein, Toronto Dominion (Texas), Inc., as administrative agent, and GE Capital Corporation, as syndication agent, for a $140.0 million credit facility. (ii)

 10.7      iPCS, Inc. Amended and Restated 2000 Long Term Incentive
           Plan.  (vii)

 10.8 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between Illinois PCS, LLC, Timothy M. Yager and iPCS, Inc. (vi)

 10.9 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, William W. King, Jr. and iPCS, Inc. (ii)

 10.10 Warrant for the Purchase of shares of Common Stock dated as of July 12, 2000 by and between Sprint Spectrum L.P. and iPCS, Inc. (ii)

 10.11 Agreement Regarding Construction, Sale and Leaseback of Towers dated as of May 28, 1999 by and between American Tower
           Corporation and Illinois PCS, LLC.  (ii)

 10.12     Lease dated as of June 1, 1999 by and between Gridley
           Enterprises, Inc. and Illinois PCS, LLC.  (i)

 10.13 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, Leroy R. Horsman and iPCS, Inc. (ii)

 10.14 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, Jeffrey Pinegar and iPCS, Inc. (ii)

 10.15 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc, Linda K. Wokoun and iPCS, Inc. (vi)

 10.16 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc., Stebbins B. Chandor, Jr. and iPCS, Inc. (vi)

 10.17 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc., Anthony R. Muscato and iPCS, Inc. (vi)

 10.18 Purchase Agreement dated as of July 12, 2000 for $300,000,000, 300,000 Units consisting of 14% Senior Discount Notes Due 2010 and warrants to purchase 2,982,699 shares of Common Stock. (ii)

 10.19     Amended and Restated Employment Agreement effective as of July
           1, 2000 by and between Illinois PCS LLC, Patricia M. Greteman and iPCS, Inc. (ii)

 10.20 CDMA 1900 SprintCom Additional Affiliate Supply Agreement dated as of May 24, 1999 between Illinois PCS, LLC and Nortel Networks Inc. (ii+)

 10.21 Amendment No. 1 to 1900 CDMA Additional Affiliate Supply Agreement dated as of July 11, 2000 between Illinois PCS, LLC and Nortel Networks Inc. (ii+)

 10.22 Warrant Registration Rights Agreement dated as of July 12, 2000, by and among iPCS, Inc., Donaldson Lufkin & Jenrette Securities Corporation and TD Securities Corporation (USA) Inc. (ii)

 10.23 Warrant Agreement dated as of July 12, 2000 by and between iPCS, Inc. and ChaseMellon Shareholder Services, L.L.C., as warrant agent. (ii)

 10.24 A/B Exchange Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., iPCS Equipment, Inc., iPCS Wireless, Inc. and Donaldson Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc. (ii)

 10.25     Form of Global Note.  (ii)

 10.26     Form of Global Warrant.  (ii)

 10.27 Investment Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital Partners LP, Blackstone Communications Partners I LP, TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent

           Mezzanine Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and TCW Shared Opportunity Fund III, LP. (ii)

 10.28 Stockholders Agreement dated as of July 12, 2000 by and between iPCS, Inc. and certain of its stockholders. (ii)

 10.29 Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital Partners LP, Blackstone Communications Partners I LP, TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and TCW Shared Opportunity Fund III, LP. (ii)

 10.30 Asset Purchase Agreement dated as of July 12, 2000 by and among Sprint Spectrum LP, Sprint Spectrum Equipment Company, LP, Sprint Spectrum Realty Company, LP and iPCS Wireless, Inc. (ii)

 10.31 Consulting Agreement dated as of April 20, 1999 by and between WaveLink Engineering and Illinois PCS, LLC. (ii)

 10.32 Construction and Oversight Services Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and SDS Wireless, Inc. (ii+)

 10.33 Build to Suit Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc. (ii+)

 10.34 Additional Affiliate Agreement dated as of July 12, 2000 by and between iPCS Wireless, Inc. and Lucent Technologies Inc. (ii)

 10.35 First Amendment to Amended and Restated Credit Agreement and Consent dated as of February 23, 2001, by and among iPCS Wireless, Inc., as borrower, iPCS, Inc. and iPCS Equipment, Inc as guarantors, and lenders named therein and Toronto Dominion (Texas), Inc., as administrative agent. (v)

 10.36 Amendment No. 2 to 1900 CDMA Additional Affiliate Supply Agreement by and among iPCS Wireless, Inc. and iPCS Equipment, Inc. and Nortel Networks Inc. (v+)

 10.37 Amended and Restated Interim Network Operating Agreement, dated as of March 1, 2001 by and between Sprint Spectrum LP and iPCS Wireless, Inc. (v)

 10.38 Addendum VI to Sprint PCS Management Agreement, dated as of February 28, 2001, by and among Sprint Spectrum, L.P., WirelessCo, L.P., SprintCom, Inc., Sprint Communications Company L.P. and iPCS Wireless, Inc. (v+)

 10.39 Build to Suit Agreement, dated as of December 29, 2000, by and between Trinity Wireless Towers, Inc., Trinity Wireless Services, Inc., SDS Wireless, Inc. and iPCS Wireless, Inc. (v+)

 10.40 Construction and Oversight Services Agreement, dated as of December 29, 2000, by and between iPCS Wireless, Inc. and SDS Wireless, Inc. (v+)

 10.41 Master Lease Agreement, dated as of August 31, 2000, by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc. (v)

 10.42     First Amendment to Agreement Regarding Construction, Sale and

           Leaseback of Towers dated as of November 2000 by and between American Tower Corporation and iPCS Wireless, Inc. (v)

 10.43 Form of Support Agreement, dated as of August 28, 2001, by and between Airgate PCS, Inc., iPCS, Inc. and each of Blackstone/iPCS L.L.C., Blackstone iPCS Capital Partners L.P., Blackstone Communications Partners I L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C., TCW Shared Opportunity Fund III, L.P., Geneseo Communications, Inc., Cambridge Telcom, Inc. and Gridley Enterprises, Inc. (viii)

 10.44 Form of Registration Rights Agreement by and among AirGate PCS, Inc., Blackstone/iPCS L.L.C., Blackstone iPCS Capital Partners L.P., Blackstone Communications Partners I L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C., TCW Shared Opportunity Fund III, L.P., Geneseo Communications, Inc., Cambridge Telcom, Inc., Cass Communications, Inc., Technology Group, LLC, Montrose Mutual PCS, Inc., Gridley Enterprises, Inc., Timothy M. Yager and Kelly M. Yager. (viii)

 21.1      Subsidiaries of iPCS, Inc.  (ii)

 23.1      Consent of Deloitte & Touche, LLP.  (iii)

 23.2 Consent of Mayer, Brown & Platt (contained in legal opinion filed as Exhibit 5.1). (iii)

 24.1      Powers of Attorney.  (iii)

 99.1      Press Release, dated August 29, 2001.  (viii)

---------------------
i   Previously filed as an exhibit to the registrant's registration statement on Form S-1 (Registration No. 333-32064).
ii  Previously filed as an exhibit to the registrant's registration statement on Form S-4 (Registration No. 333-47688).
iii Previously filed as an exhibit to this registration statement on Form S-1
    (Registration No. 333-47682).
iv Incorporated by reference to exhibit filed with registrant's Form 8-K filed on March 15, 2001.
v   Incorporated by reference to exhibit filed with registrant's Form 10-K for the fiscal year ended December 31, 2000.
vi Incorporated by reference to exhibit filed with registrant's Form 10-Q for the quarter ending March 31, 2001.
vii Incorporated by reference to exhibit filed with registrant's Form 10-Q for the quarter ending June 30, 2001.
viii Incorporated by reference to exhibit filed with registrant's Form 8-K filed on August 31, 2001.
+   Confidential treatment has been requested on portions of these documents.


(b) Financial Statement Schedules:

         No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.


Item 17. Undertakings

         The undersigned registrant hereby undertakes that:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material

     (2)  For the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by iPCS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of September, 2001.

                                          iPCS, INC.

                                                    /s/ Timothy M. Yager
                                          By: ---------------------------------
                                                      Timothy M. Yager
                                                 President, Chief Executive
                                                          Officer
                                                        and Director

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                                 TITLE                         DATE
                ----                                 -----                         ----
        /s/ Timothy M. Yager                 President, Chief Executive     September 18, 2001
----------------------------------            Officer, (Principal
          Timothy M. Yager                    Executive Officer) and
                                              Director

    /s/ Stebbins B. Chandor, Jr.*            Senior Vice President, Chief   September 18, 2001
----------------------------------            Financial Officer
      Stebbins B. Chandor, Jr.                (Principal Financial and
                                              Accounting Officer)

      /s/ William W. King, Jr.*              Vice President, Strategic      September 18, 2001
----------------------------------            Planning and Director
        William W. King, Jr.

        /s/ Alan C. Anderson*                Director                       September 18, 2001
------------------------------------
          Alan C. Anderson

         /s/ Donald L. Bell*                 Director                       September 18, 2001
------------------------------------
           Donald L. Bell

        /s/ Michael S. Chae*                 Director                       September 18, 2001
------------------------------------
          Michael S. Chae

        /s/ Brian J. Gernant*                Director                       September 18, 2001
------------------------------------
          Brian J. Gernant

       /s/ Lawrence H. Guffey*               Director                       September 18, 2001
------------------------------------
         Lawrence H. Guffey

                NAME                             TITLE                           DATE
                ----                             -----                           ----
       /s/ Robert W. Schwartz*               Director                       September 18, 2001
---------------------------------
         Robert W. Schwartz

      /s/ George Patrick Tays*               Director                       September 18, 2001
---------------------------------
        George Patrick Tays

   Timothy M. Yager, by signing his name hereto, does sign and execute this post-effective amendment to the registration statement on behalf of each of the above named officers and directors of the registrant as this 18th day of September, 2001, pursuant to the powers of attorneys executed on behalf of each of such officers and directors previously filed with the Securities and Exchange Commission.


                                                /s/ Timothy M. Yager
                                       *By: ----------------------------------
                                                    Timothy M. Yager

                               Index to Exhibits


  Exhibit
  Number                            Exhibit Title

  2.1 Contribution Agreement dated as of July 12, 2000 by and among iPCS, Inc. and members of Illinois PCS, LLC. (ii)

  2.2 Asset Purchase Agreement, dated as of January 10, 2001, by and among Sprint Spectrum L.P. and its subsidiaries Sprint Spectrum Equipment Company, L.P. and Sprint Spectrum Realty Company, L.P., and iPCS Wireless, Inc. (iv)

  2.3 Agreement and Plan of Merger, dated as of August 28, 2001, by and between AirGate PCS, Inc. and iPCS, Inc. (viii)

  3.1 Amended and Restated Certificate of Incorporation of iPCS, Inc. as amended. (ii)

  3.2      Amended and Restated Bylaws of iPCS, Inc.  (ii)

  3.3 Certificate of Designations of the Series A-1 Convertible Participating Preferred Stock. (ii)

  3.4      Certificate of Incorporation of iPCS Wireless, Inc.  (ii)

  3.5      Bylaws of iPCS Wireless, Inc.  (ii)

  3.6      Certificate of Incorporation of iPCS Equipment, Inc.  (ii)

  3.7      Bylaws of iPCS Equipment, Inc.  (ii)

  3.8 Certificate of Designations of the Series A-2 Convertible Participating Preferred Stock. (v)

  4.1      Specimen Common Stock Certificate.  (ii)

  4.2 14% Senior Discount Notes due 2010 Indenture dated as of July 14, 2000 by and among, iPCS, Inc., as issuer iPCS Equipment, Inc. and iPCS Wireless, Inc. as guarantors and CTC Illinois Trust Company, as trustee. (ii)

  5.1      Opinion of Mayer, Brown & Platt.  (iii)

 10.1 Sprint PCS Management Agreement, as amended, dated as of January 22, 1999 by and between Sprint Spectrum, LP, SprintCom, Inc., WirelessCo, LP and Illinois PCS, LLC, as amended by Addendum I, Addendum II, Amended and Restated Addendum III and Addendum IV and Addendum V thereto. (ii+)

 10.2 Sprint PCS Services Agreement dated as of January 22, 1999 by and between Sprint Spectrum, LP and Illinois PCS, LLC. (ii+)

 10.3 Sprint Trademark and Service Mark License Agreement dated as of January 22, 1999 by and between Sprint Communications Company, LP and Illinois PCS, LLP. (ii+)

 10.4 Sprint Spectrum Trademark and Service Mark License Agreement dated as of January 22, 1999 by and between Sprint Spectrum LP and Illinois PCS, LLC. (ii)

 10.5 Amended and Restated Consent and Agreement dated as of July 12, 2000 by and between Sprint Spectrum, LP, SprintCom, Inc., Sprint Communications Company, LP, WirelessCo, LP, and Toronto Dominion (Texas), Inc. and the lenders party thereto. (ii)

 10.6 Amended and Restated Credit Agreement dated as of July 12, 2000 by and among iPCS Wireless, Inc., as borrower, iPCS, Inc. and iPCS Equipment, Inc. as guarantors, the lenders named therein, Toronto Dominion (Texas), Inc., as administrative agent, and GE Capital Corporation, as syndication agent, for a $140.0 million credit facility. (ii)

 10.7      iPCS, Inc. Amended and Restated 2000 Long Term Incentive Plan. (vii)

 10.8 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between Illinois PCS, LLC, Timothy M. Yager and iPCS, Inc. (vi)

 10.9 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, William W. King, Jr. and iPCS, Inc. (ii)

 10.10 Warrant for the Purchase of shares of Common Stock dated as of July 12, 2000 by and between Sprint Spectrum L.P. and iPCS, Inc. (ii)

 10.11 Agreement Regarding Construction, Sale and Leaseback of Towers dated as of May 28, 1999 by and between American Tower Corporation and Illinois PCS, LLC. (ii)

 10.12 Lease dated as of June 1, 1999 by and between Gridley Enterprises, Inc. and Illinois PCS, LLC. (i)

 10.13 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, Leroy R. Horsman and iPCS, Inc. (ii)

 10.14 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS, LLC, Jeffrey Pinegar and iPCS, Inc.
           (ii)

 10.15 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc, Linda K. Wokoun and iPCS, Inc. (vi)

 10.16 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc., Stebbins B. Chandor, Jr. and iPCS, Inc. (vi)

 10.17 Amended and Restated Employment Agreement effective as of January 1, 2001 by and between iPCS Wireless, Inc., Anthony R. Muscato and iPCS, Inc. (vi)

 10.18 Purchase Agreement dated as of July 12, 2000 for $300,000,000, 300,000 Units consisting of 14% Senior Discount Notes Due 2010 and warrants to purchase 2,982,699 shares of Common Stock. (ii)

 10.19 Amended and Restated Employment Agreement effective as of July 1, 2000 by and between Illinois PCS LLC, Patricia M. Greteman and iPCS, Inc. (ii)

 10.20 CDMA 1900 SprintCom Additional Affiliate Supply Agreement dated as of May 24, 1999 between Illinois PCS, LLC and Nortel Networks Inc. (ii+)

 10.21 Amendment No. 1 to 1900 CDMA Additional Affiliate Supply Agreement dated as of July 11, 2000 between Illinois PCS, LLC and Nortel Networks Inc. (ii+)

 10.22 Warrant Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., Donaldson Lufkin & Jenrette Securities Corporation and TD Securities Corporation (USA) Inc. (ii)

 10.23 Warrant Agreement dated as of July 12, 2000 by and between iPCS, Inc. and ChaseMellon Shareholder Services, L.L.C., as warrant agent. (ii)

 10.24 A/B Exchange Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., iPCS Equipment, Inc., iPCS Wireless, Inc. and Donaldson Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc. (ii)

 10.25     Form of Global Note. (ii)

 10.26     Form of Global Warrant. (ii)

 10.27 Investment Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital Partners LP, Blackstone Communications Partners I LP, TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and TCW Shared Opportunity Fund III, LP.
           (ii)

 10.28 Stockholders Agreement dated as of July 12, 2000 by and between iPCS, Inc. and certain of its stockholders. (ii)

 10.29 Registration Rights Agreement dated as of July 12, 2000 by and among iPCS, Inc., Blackstone/iPCS LLC, Blackstone iPCS Capital Partners LP, Blackstone Communications Partners I LP, TCW/Crescent Mezzanine Partners II, LP, TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust LP, TCW Leveraged Income Trust LP II, LP, TCW Leveraged Income Trust IV, LP, TCW Shared Opportunity Fund II, LP, Shared Opportunity Fund IIB, LLC and TCW Shared Opportunity Fund III, LP.
           (ii)

 10.30 Asset Purchase Agreement dated as of July 12, 2000 by and among Sprint Spectrum LP, Sprint Spectrum Equipment Company, LP, Sprint Spectrum Realty Company, LP and iPCS Wireless, Inc. (ii)

 10.31 Consulting Agreement dated as of April 20, 1999 by and between WaveLink Engineering and Illinois PCS, LLC. (ii)

 10.32 Construction and Oversight Services Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and SDS Wireless, Inc. (ii+)

 10.33 Build to Suit Agreement dated as of September 1, 2000 by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc. (ii+)

 10.34 Additional Affiliate Agreement dated as of July 12, 2000 by and between iPCS Wireless, Inc. and Lucent Technologies Inc. (ii)

 10.35 First Amendment to Amended and Restated Credit Agreement and Consent dated as of February 23, 2001, by and among iPCS Wireless, Inc., as borrower, iPCS, Inc. and iPCS Equipment, Inc as guarantors, and lenders named therein and Toronto Dominion (Texas), Inc., as administrative agent. (v)

 10.36 Amendment No. 2 to 1900 CDMA Additional Affiliate Supply Agreement by and among iPCS Wireless, Inc. and iPCS Equipment, Inc. and Nortel

           Networks Inc.  (v+)

 10.37 Amended and Restated Interim Network Operating Agreement, dated as of March 1, 2001 by and between Sprint Spectrum LP and iPCS Wireless, Inc. (v)

 10.38 Addendum VI to Sprint PCS Management Agreement, dated as of February 28, 2001, by and among Sprint Spectrum, L.P., WirelessCo, L.P., SprintCom, Inc., Sprint Communications Company L.P. and iPCS Wireless, Inc. (v+)

 10.39 Build to Suit Agreement, dated as of December 29, 2000, by and between Trinity Wireless Towers, Inc., Trinity Wireless Services, Inc., SDS Wireless, Inc. and iPCS Wireless, Inc. (v+)

 10.40 Construction and Oversight Services Agreement, dated as of December 29, 2000, by and between iPCS Wireless, Inc. and SDS Wireless, Inc. (v+)

 10.41 Master Lease Agreement, dated as of August 31, 2000, by and between iPCS Wireless, Inc. and Trinity Wireless Towers, Inc. (v)

 10.42 First Amendment to Agreement Regarding Construction, Sale and Leaseback of Towers dated as of November 2000 by and between American Tower Corporation and iPCS Wireless, Inc. (v)

 10.43 Form of Support Agreement, dated as of August 28, 2001, by and between Airgate PCS, Inc., iPCS, Inc. and each of Blackstone/iPCS L.L.C., Blackstone iPCS Capital Partners L.P., Blackstone Communications Partners I L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C., TCW Shared Opportunity Fund III, L.P., Geneseo Communications, Inc., Cambridge Telcom, Inc. and Gridley Enterprises, Inc. (viii)

 10.44 Form of Registration Rights Agreement by and among AirGate PCS, Inc., Blackstone/iPCS L.L.C., Blackstone iPCS Capital Partners L.P., Blackstone Communications Partners I L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C., TCW Shared Opportunity Fund III, L.P., Geneseo Communications, Inc., Cambridge Telcom, Inc., Cass Communications, Inc., Technology Group, LLC, Montrose Mutual PCS, Inc., Gridley Enterprises, Inc., Timothy M. Yager and Kelly M. Yager. (viii)

 21.1      Subsidiaries of iPCS, Inc.  (ii)

 23.1      Consent of Deloitte & Touche, LLP.  (iii)

 23.2 Consent of Mayer, Brown & Platt (contained in legal opinion filed as Exhibit 5.1). (iii)

 24.1      Powers of Attorney.  (iii)

 99.1      Press Release, dated August 29, 2001.  (viii)

---------------------
i   Previously filed as an exhibit to the registrant's registration statement on Form S-1 (Registration No. 333-32064).
ii  Previously filed as an exhibit to the registrant's registration statement on Form S-4 (Registration No. 333-47688).
iii Previously filed as an exhibit to this registration statement on Form S-1
    (Registration No. 333-47682).
iv Incorporated by reference to exhibit filed with registrant's Form 8-K filed on March 15, 2001.
v   Incorporated by reference to exhibit filed with registrant's Form 10-K for the
     fiscal year ended December 31, 2000.
vi Incorporated by reference to exhibit filed with registrant's Form 10-Q for the quarter ending March 31, 2001.
vii Incorporated by reference to exhibit filed with registrant's Form 10-Q for the quarter ending June 30, 2001.
viii Incorporated by reference to exhibit filed with registrant's Form 8-K filed on August 31, 2001.
+    Confidential treatment has been requested on portions of these documents.